MCQ MARKETS

2045 NW 1st Avenue I Miami, FL 33127
Phone: (786) 440-8532 I Email: info@mcqmarkets.com I Website: https://www.mcqmarkets.com

MOTOR VEHICLE BILL OF SALE

This transaction is made in the State of Florida, County of Broward, City of Ft Lauderdale, on 09/02/2025 (hereinafter referred to as the Sale Date), between the following parties:

SELLER INFORMATION

- Full Name/Company Name: McQueen Labs Series LLC - Series 001 - 1986 Lamborghini Countach
- Address (Street, ZIP, City, State): 4th Floor, 2300 E Las Olas Blvd., Fort Lauderdale FL 33301 USA
- Telephone: +1 (786)-440-8532

BUYER INFORMATION

- Full Name/Company Name: Ultimate Motors Inc. (DBA Fort Lauderdale Collection Inc.)
- Address (Street, ZIP, City, State): 1301 E Sunrise Blvd, Ft. Lauderdale, FL 33304 USA
- Telephone: +1 (954)-332-7600

Hereinafter referred to as the "Seller" and "Buyer" or collectively as "Parties."

DESCRIPTION OF THE VEHICLE

The Seller agrees to sell and transfer all the rights, and the Buyer agrees to buy the following motor vehicle (hereinafter referred to as the "Vehicle"):

- Make: Lamborghini
- Model: Countach 5000 QV
- Body Type: Coupe
- Year of Production: 1986
- Vehicle Identification Number (VIN): ZA9C005A0GLA12916
- Odometer reading: 15,071km
- Plate Number: __________

The Seller guarantees to the Buyer that the Seller owns all of the rights, titles, and interests in and to the Vehicle and that there are:

☑ No lien, claim, or other encumbrance subject to it

☐ A lien subjected to the Vehicle, where the lienholder is: __________

The Buyer acknowledges that they've properly examined the Vehicle, that they are obtaining the Vehicle solely in reliance upon such examination, and that they accept to purchase it:

☑ in its present condition "AS IS," and the Seller will have no further obligation or liability in relation to the Vehicle's condition and functionality after the date of execution of this bill of sale.

☐ in its present condition, where the Seller provides additional warranties related to the Vehicle's condition, as described:______________________________________

PURCHASE PRICE

The Seller confirms that the Total Purchase Price of the Vehicle is: $735,000

Refundable 10% Deposit : $ 73,500

The remaining balance of $____________________ shall be paid on the date of ______________.

The buyer agrees to pay the Purchase Price via the following method of payment (check one):

☐ Cash

☐ Credit/Debit Card

☐ Wire transfer

☐ Check

☐ Other: ____________________

The Parties confirm that the Purchase Price (check one):

☐ Includes the sales tax

☑ Doesn't include the sales tax

ODOMETER DISCLOSURE STATEMENT

According to federal law, it is mandatory to declare the mileage when transferring ownership of a vehicle. Providing a false statement or failing to complete the statement below can result in fines and/or imprisonment.

I, Curt Hopkins (Seller), hereby confirm that the odometer reading provided in this bill of sale is true and correct to the best of my knowledge and that it is the actual mileage of the Vehicle described in this document unless one of the following statements below is checked:

☑ I hereby confirm that the odometer reading reflects mileage that is above its mechanical limits, to the best of my knowledge.

☐ I hereby confirm that the odometer reading doesn't reflect the actual mileage.

SIGNATURES

The Parties confirm, under penalties of perjury, that the statements they have made in this Bill of Sale are true and correct to the best of their knowledge.

In witness, the Parties execute this Bill of Sale on: 09/02/2025

Signed by: Curtis Hopkins
AC858D198D2F4B6...

Seller Signature

Buyer Signature

Curtis Hopkins
Print Name

Adam Gordon
Print Name

09/02/2025
Date

09/02/2025
Date